Exhibit 99.2
Bantam Networks, LLC
Financial Statements
December 31, 2010

Bantam Networks, LLC
Index
December 31, 2010

Report of Independent Registered Public Accounting Firm
To the Members of Bantam Networks, LLC:
In our opinion, the accompanying balance sheet and the related statements of operations, of cash flows and of changes in members’ capital, present fairly, in all material respects, the financial position of Bantam Networks, LLC (the “Company”) at December 31, 2010, of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
May 3, 2011

Bantam Networks, LLC
Balance Sheet
December 31, 2010

December 31,
2010
Assets
Current assets
Cash	$435,495
Prepaid expenses and other current assets	10,200

Total current assets	445,695
Property and equipment, net	660,546

Total assets	$1,106,241

Liabilities and Members’ Capital
Current liabilities
Accounts payable	$143,929
Deferred revenue	5,513

Total current liabilities	149,442

Total liabilities	149,442

Commitments and contingencies (Note 7)

Members’ capital
Seed A Units, no par value; 400,000 units issued and outstanding at December 31, 2010, liquidation preference: $500,000	492,740
Seed B Units, no par value; 633,334 units issued and outstanding at December 31, 2010, liquidation preference: $1,900,002	1,902,776
Common Units, no par value; 535,000 units issued and outstanding at December 31, 2010	750,000
Accumulated deficit	(2,188,717)

Total members’ capital	956,799

Total liabilities and members’ capital	$1,106,241

The accompanying notes are an integral part of these financial statements.

Bantam Networks, LLC
Statement of Operations
Year ended December 31, 2010

2010
Revenue	$54,536
Cost of revenue	266,454

Gross profit (loss)	(211,918)

Operating expenses
Research and development	291,544
Sales and marketing	44,007
General and administrative	248,108

Total operating expenses	583,659

Loss from operations	(795,577)
Interest income	615

Net loss	$(794,962)

The accompanying notes are an integral part of these financial statements.

Bantam Networks, LLC
Statement of Changes in Members’ Capital
Year ended December 31, 2010

								Total
	Seed A Units		Seed B Units		Common Units		Accumulated	Members’
	Units	Amount	Units	Amount	Units	Amount	Deficit	Equity
Balance at December 31, 2009	400,000	$492,740	283,315	$858,344	600,000	$750,000	$(1,393,755)	$707,329
Issuance of Seed B units, net of issuance costs of $5,625			350,019	1,044,432				1,044,432
Repurchase of common units at zero cost					(65,000)
Net loss							(794,962)	(794,962)

Balance at December 31, 2010	400,000	$492,740	633,334	$1,902,776	535,000	$750,000	$(2,188,717)	$956,799

The accompanying notes are an integral part of these financial statements.

Bantam Networks, LLC
Statement of Cash Flows
Year ended December 31, 2010

2010
Cash flows from operating activities
Net loss	$(794,962)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	198,879
Changes in operating assets and liabilities
Prepaid expenses and other current assets	(6,200)
Accounts payable	34,576
Deferred revenue	5,513

Net cash used in operating activities	(562,194)

Cash flows from investing activities
Acquisition of property and equipment, including costs capitalized for development of internal use software	(350,421)

Net cash used in investing activities	(350,421)

Cash flows from financing activities
Proceeds from issuance of Seed B units, net	1,044,432

Net cash provided by financing activities	1,044,432

Net increase in cash	131,817

Cash, beginning of year	303,678

Cash, end of year	$435,495

The accompanying notes are an integral part of these financial statements.

Bantam Networks, LLC
Notes to Financial Statements
December 31, 2010
1.	Nature of the Business

Bantam Networks, LLC (the “Company”) commenced operations in October 2008 and was officially formed as a Delaware limited liability company on May 6, 2009. The Company provides an on-demand customer relationship management workspace to its customers.

Risks and Uncertainties

The Company operates in a highly competitive environment and inherent in its business are various risks and uncertainties including the limited operating history and lack of profitability for its operations. The Company’s success may depend in part on general economic conditions, the use of the internet as a communication medium, prospective product development efforts and the acceptance of the Company’s offerings by the marketplace. The Company’s operating results may be materially affected by the foregoing factors.

The accompanying financial statements have been prepared on a basis which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company has incurred losses from operations since inception and has an accumulated deficit of $2.2 million at December 31, 2010. To date the Company has been funded through the issuance of convertible notes, private equity securities and, to a limited extent, from revenue transactions with customers. In 2010, the Company secured an additional $1.0 million in funding, through the issuance of Seed B Units (Note 5). Subsequent to December 31, 2010 and as discussed in Note 8, the Company sold substantially all of its assets to Constant Contact, Inc. for a cash purchase price of $15 million, subject to certain post-closing adjustments.

2.	Summary of Significant Accounting Policies

Basis of Presentation

The Company has prepared the accompanying financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”).

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. On an ongoing basis, management evaluates these estimates, judgments and assumptions, including those related to revenue recognition, stock-based compensation and capitalization of software and website development costs. The Company bases these estimates on historical and anticipated results and trends and on various other assumptions that the Company believes are reasonable under the circumstances, including assumptions as to future events. These estimates form the basis for making judgments about the carrying values of assets and liabilities and recorded revenue and expenses that are not readily apparent from other sources. Actual results could differ from these estimates.

Concentration of Credit Risk and Significant Customers

Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of cash. At December 31, 2010, the Company had all cash balances at one financial institution in excess of federally insured limits; however, the Company maintains its cash balance with an accredited financial institution. The Company does not believe that it is subject to unusual credit risk beyond the normal credit risk associated with commercial banking relationships.

Bantam Networks, LLC
Notes to Financial Statements
December 31, 2010
For the year ended December 31, 2010, no customer accounted for more than 10% of total revenue.

Property and Equipment

Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful life of the assets. Estimated useful lives of computer equipment and software are three years. Upon retirement or sale, the cost of assets disposed of and the related accumulated depreciation are eliminated from the accounts and any resulting gain or loss is credited or charged to operations. Repairs and maintenance costs are expensed as incurred.

Long-Lived Assets

The Company reviews the carrying values of its long-lived assets for possible impairment whenever events or changes in circumstance indicate that the related carrying amount may not be recoverable. Undiscounted cash flows are compared to the carrying value and when required, impairment losses on assets to be held and used are recognized based on the excess of the asset’s carrying amount over the fair value of the asset. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell.

Revenue Recognition

The Company provides access to its on-demand product through subscription arrangements whereby the customer is charged a fee for access for a defined term. Subscription arrangements include access to use the Company’s software via the Internet. When there is evidence of an arrangement, the fee is fixed or determinable and collectability is deemed reasonably assured, the Company recognizes revenue over the subscription period as the services are delivered. Delivery is considered to have commenced at the time the customer has paid for the products and has access to the account via a log-in and password.

Deferred Revenue

Deferred revenue consists of payments received in advance of delivery of the Company’s on-demand products described above and is recognized as the revenue recognition criteria are met. The Company’s customers pay for services in advance on a monthly basis.

Software and Website Development Costs

Relative to development costs of its on-demand products and website, the Company capitalizes certain direct costs to develop functionality as well as certain upgrades and enhancements that are probable to result in additional functionality. The costs incurred in the preliminary stages of development are expensed as incurred. Once an application has reached the development stage, internal and external costs, if direct and incremental, are capitalized as part of property and equipment until the software is substantially complete and ready for its intended use. Capitalized software is amortized over a three-year period in the expense category to which the software relates.

Advertising Expense

The Company expenses advertising as incurred. Advertising expense was not material during the year ended December 31, 2010.

Accounting for Stock-Based Compensation

The Company values all stock-based compensation, including grants of stock options, at fair value on the date of grant, and expenses the fair value over the applicable service period. The straightline

Bantam Networks, LLC
Notes to Financial Statements
December 31, 2010
method is applied to all grants with service conditions, while the graded vesting method is applied to all grants with both service and performance conditions.

Income Taxes

As the Company is considered a pass-through entity for tax purposes, all income of the Company is passed directly to the personal returns of the members and is not subject to income taxes.

Fair Value Option for Financial Assets and Financial Liabilities

Authoritative guidance allows companies to choose to measure many financial instruments and certain other items at fair value. The Company has elected not to apply the fair value option to any of its financial assets or liabilities.

3.	Property and Equipment

	Estimated
	Useful Life	December 31,
	(Years)	2010
Computer equipment	3	$10,130
Software	3	849,295

		859,425
Less: Accumulated depreciation and amortization		(198,879)

		$660,546

Depreciation and amortization expense was $198,879 for the year ended December 31, 2010.

The Company capitalized costs associated with the development of internal use software of $340,291 included in software above and recorded related amortization expense of $198,399 (included in depreciation and amortization expense) during the year ended December 31, 2010. The remaining net book value of capitalized software costs was $650,895 as of December 31, 2010.

4.	Convertible Notes Payable

In May 2009, the Company issued $318,127 of convertible notes payable to two individuals. The notes accrued interest at an annual rate of 8% and were convertible into Seed B Units at a 10% premium. Upon conversion, the accumulated interest would be waived. The debt was automatically convertible upon an equity financing in excess of $500,000. In 2009, the principal amount of $318,127 was converted into 116,647 Seed B Units at $3.00 per share (inclusive of the 10% premium, see Note 5). The Company recorded interest expense of $11,665 related to the waived interest as an additional cost of capital.

Bantam Networks, LLC
Notes to Financial Statements
December 31, 2010
5.	Members’ Capital

Under the terms of the Operating Agreement of the Company that was effective May 15, 2009, the Company was authorized to issue four classes of units, consisting of Voting Common Units, Seed A Units, Seed B Units and Non-Voting Common Units; each of the Voting Common Units, Seed A Units and Seed B Units, collectively the “Voting Units”, having equivalent economic rights and the percentage of each member holding such Units determined by dividing the number of units held by the sum of the Voting Common Units, Seed A Units and Seed B Units. The Non-Voting Common Units had no voting rights and represented an economic profits interest only.

Upon formation of the limited liability company in 2009, the Company issued 600,000 units of Voting Common Units to the founders of the Company for services rendered.

In 2009, the Company issued 400,000 Seed A Units at $1.25 per share for total gross proceeds of $500,000.

In 2009, the Company issued 283,315 Seed B Units at $3.00 per share. The total gross proceeds of $849,945 included the conversion of $318,127 convertible notes payable at a 10% premium or $349,940 (See Note 4). In connection with the issuance of the Seed B Units, the founders agreed that the previously issued Voting Common Units would be subject to a repurchase right lapsing ratably over a one-year period commencing November 2009.

In 2010, in connection with the departure of two of the founders from the Company, 65,000 shares were repurchased by the Company at zero cost.

Also in 2010, the Company issued 350,019 Seed B Units at $3.00 per share for total gross proceeds of $1,050,057.

The Voting Units have the following characteristics:

Voting Rights

The holders of the Voting Common Units, Seed A Units and Seed B Units are entitled to one vote for each unit held on all matters. The Seed A Units and Seed B Units shall vote as a single class wherever a vote of the Seed A Units or Seed B Units is required.

Allocation of Profits and Losses

Profits and Losses and all items of income, gain, loss, deduction and credit comprising Profits and Losses shall be allocated between the holders of the Voting Units pro rata in accordance with their respective percentages in effect for the period during which such items accrue.

Distribution of Cash to Pay Taxes

The Company shall distribute a minimum amount of cash equal to the tax liability to the holders of the Voting Units based on the holders’ allocable share of Profits in accordance with the Operating Agreement.

Liquidation Preference

In the event of any distribution of cash by the Company with the exception of a distribution of cash to pay taxes, the holders of the Seed A Units and Seed B Units shall first receive, prior and in preference to any distribution to the Voting Common Unit and Non-Voting Common Unit holders

Bantam Networks, LLC
Notes to Financial Statements
December 31, 2010
an amount in cash equal to the original price of such Units. Any assets remaining after the initial distribution to the Seed A Units and Seed B Units shall be available for distribution ratably among the Seed A Units, the Seed B Units, the Voting Common Units and the Non-Voting Common Units in accordance with their percentage ownership.

6.	Non-Voting Common Units

Under the terms of the Operating Agreement of the Company, the Equity Compensation Committee was authorized to issue up to an aggregate of 150,000 Non-Voting Common Units of the Company to employees, contractors and advisors of the Company, all on terms and conditions, including restrictions, vesting or other limitations, reasonably determined by such committee.

In 2010, the Company granted 150,000 options to receive Non-Voting Common Units of the Company whose vesting was contingent upon the occurrence of any of the following events; (a) any sale of the Company by merger in which the holders of Voting Common Units, Seed A Units and Seed B Units, together as one class, in their capacity as such no longer own a majority of the outstanding equity securities of the Company; (b) any sale of all or substantially all of the assets or equity of the Company (other than in a spin-off or similar transaction); or (c) any other acquisition of the business of the Company, as determined by the Equity Compensation Committee (each a “Vesting Event”) so long as the Vesting Event is consummated on or before June 30, 2011 and the holder of the option to receive Non-Voting Common Units continues to serve in the same capacity to the Company at the time of the Vesting Event as at the time of the grant.

The options were granted with an exercise price of $1.00 and a grant date fair value of $2.00 per unit. The fair value was estimated on the date of grant using the Black-Scholes option-pricing model. The fair market value of the underlying units was $3.00 per share. The expected term was based on the contractual term of the options of eight months. Expected volatility of 40% was based on historical volatility of a peer group of companies over a similar time period. The risk-free interest rate of 0.20% was determined by reference to U.S. Treasury yields at the time of grant for a similar time period. The expected dividend rate of 0% was based on the Company’s expected dividends.

No options were forfeited during the year ended December 31, 2010 and, as of December 31, 2010, the remaining contractual term of the outstanding options was six months.

As of December 31, 2010, the Company determined that the probability of achieving the Vesting Event was not probable and therefore did not record compensation costs associated with this award for the year ended December 31, 2010.

7.	Commitments and Contingencies

The Company sublet various office space during most of 2010. Commencing in December 2010, the Company leased its office space under a three month operating lease which expired in February 2011. In conjunction with this lease, the Company was required to provide a $3,100 security deposit, which was classified as a prepaid asset. Total rent expense in 2010 was $54,100. In February 2011, the Company extended the lease on a month to month basis.

Bantam Networks, LLC
Notes to Financial Statements
December 31, 2010
8.	Subsequent Events

On February 15, 2011, the Company sold substantially all of its assets to Constant Contact, Inc. for a cash purchase price of $15 million subject to certain post-closing adjustments.

The Company has performed an evaluation of subsequent events through May 3, 2011, which is the date the financial statements were issued.